Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements on Form S-3, Form S-4, and Form S-8 of our reports dated February 27, 2024, relating to the consolidated financial statements of Fifth Third Bancorp and subsidiaries (the “Bancorp”) and the effectiveness of the Bancorp’s internal control over financial reporting, appearing in this Annual Report on Form 10-K for the year ended December 31, 2023:

Form S-8	Form S-3
No. 33-34075	No. 33-54134
No. 333-52182	No. 333-165689
No. 333-52188	No. 333-187546
No. 333-58249	No. 333-210429
No. 333-58618	No. 333-230568
No. 333-72910	No. 333-263894
No. 333-114001
No. 333-116535	Form S-4
No. 333-119280	No. 333-225761
No. 333-147192	No. 333-232335
No. 333-147533
No. 333-157687
No. 333-158742
No. 333-175258
No. 333-197320
No. 333-214542
No. 333-215865
No. 333-217354
No. 333-227468
No. 333-225761
No. 333-230486
No. 333-230900
No. 333-251914
No. 333-255215
No. 333-274775

/s/ Deloitte & Touche LLP

Cincinnati, Ohio
February 27, 2024